Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of March 5, 2018, by and among Great Dane Parent, LLC, a Delaware limited liability company (“Parent”), solely for purposes of Sections 4, 5 and 9 hereof, CommerceHub, Inc., a Delaware corporation (the “Company”) and the undersigned stockholder of the Company (“Holder”).

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Great Dane Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly-owned subsidiary of Parent.  Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to the Company, Parent and Merger Sub to enter into the Merger Agreement, Parent and the Company have required that Holder enter into this Agreement.  Except for shares of Series C Common Stock transferred pursuant to a 10b5-1 plan in effect as of the date hereof (the “Series C Plan”), Holder is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of Company Common Stock as is indicated beneath Holder’s signature on the last page of this Agreement (the “Shares”).

Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

The parties agree as follows:

1.                                      Agreement to Retain Shares.

(a)                                 Transfer.  During the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (as defined in Section 6), (A) except (1) as contemplated by the Merger Agreement, (2) solely with respect to sales, transfers, exchanges or dispositions of shares of Series C Common Stock pursuant to the Series C Plan or to the extent necessary to satisfy any mandatory distribution requirements under the Agreement Creating Malone CHUB 2017 Charitable Remainder Unitrust effective as of October 3, 2017 (the “CRT Agreement”), and (3) as provided in Section 1(b), Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares or any New Shares (as defined below), and (B) Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (B) (other than as permitted by Section 2(a)). Any transfer in violation of this Section 1(a) shall be void.

(b)                                 Permitted Transfers.  Section 1(a) shall not prohibit a transfer of Shares or New Shares by Holder (i) to any stockholder, member or partner of any Holder, or, with respect to a trust, to any beneficiary of such trust, or (ii) to any Affiliate of Holder, so long as, in the case of the foregoing clauses, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

(c)                                  New Shares.  Holder agrees that any shares of Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership (including pursuant to a stock split, reverse stock split, stock dividend or distribution, or any change in Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction) after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Shares.

2.                                      Agreement to Vote Shares.

(a)                                 Until the earlier to occur of the Effective Time and the Expiration Date, at any meeting of the Company Stockholders called with respect to any of the following, and at every adjournment thereof, as permitted by the Merger Agreement, Holder shall appear at such meeting (in person or by proxy) and shall vote the Shares and any New Shares (or cause the Shares and any New Shares to be voted) (i) in favor of (x) adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and (y) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve and adopt the Merger Agreement and (ii) against any (A) Alternative Transaction Proposal and (B) any action involving the Company or its Subsidiaries or Affiliates that would reasonably be expected to (I) result in the breach in any material respect of a representation, warranty or covenant of the Company in the Merger Agreement or (II) prevent, impede, interfere with, discourage, delay or materially and adversely affect the consummation of the Merger (the proposals and actions described in this Section 2(a)(ii), the “Covered Actions”).  Until the earlier to occur of the Effective Time and the Expiration Date, Holder shall not approve or otherwise consent to any Covered Actions by written consent.  Notwithstanding the foregoing, Holder shall retain at all times the right to vote the Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2(a) that are at any time or from time to time presented for consideration to the Company Stockholders.  Except as expressly set forth in clauses (i) and (ii) of this Section 2, Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the Company Stockholders. Until the earlier to occur of the Effective Time and the Expiration Date, Holder covenants and agrees not to enter into any agreement or understanding with any Person with respect to voting of its Shares on any Covered Actions which conflicts with the terms of this Agreement.  Notwithstanding the foregoing, nothing in this Agreement shall require Holder to vote in favor of, or otherwise act by written consent with respect to, any amendment to the Merger Agreement or the taking of any action that would result in the amendment, modification, or waiver of any provision therein, in any such case, in a manner that decreases the amount or changes the form of the Merger Consideration payable to the Company Stockholders or is otherwise materially adverse to the Company Stockholders in their capacity as Company Stockholders.

(b)                                 Holder further agrees that, until the earlier to occur of the Effective Time and the Expiration Date, Holder will not, and will not permit any entity under Holder’s control to,

(A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in favor of any Alternative Transaction Proposal, (B) initiate a stockholders’ vote with respect to any Alternative Transaction Proposal, or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to any Alternative Transaction Proposal. Holder hereby revokes any proxy or power of attorney previously granted by Holder with respect to the Shares.

(c)                                  Holder shall not and shall not authorize or permit its representatives to directly or indirectly (i) solicit or initiate, or knowingly facilitate or encourage, any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Alternative Transaction Proposal, (ii) enter into, engage, continue or otherwise participate in any discussions or negotiations regarding, or grant access to or furnish to any Person any non-public information or data with respect to, or to knowingly cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction Proposal, (iii) approve, endorse, recommend, execute or enter into any agreement, arrangement, understanding, Contract, commitment or agreement in principle, including any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar agreement, with respect to an Alternative Transaction Proposal or enter into any agreement, Contract or commitment that contradicts this Agreement or requires the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (an “Alternative Acquisition Agreement”) or (iv) resolve, propose or agree to do any of the foregoing.

3.                                      Appraisal. Holder hereby irrevocably and unconditionally waives any appraisal rights under Section 262 of the DGCL, a copy of which is attached hereto as Exhibit A, with respect to the Merger.

4.                                      Representations, Warranties and Covenants of Holder.

(a)                                 Holder hereby represents, warrants and covenants to Parent and Company that Holder (i) is the beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, will be free and clear of any Encumbrances (other than those created by this Agreement and the CRT Agreement and the Series C Plan) and (ii) as of the date hereof does not own of record or beneficially any shares of outstanding capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable Law). Other than the CRT Agreement and the Series C Plan, there are no other agreements or arrangements of any kind, contingent or otherwise, to which Holder is a party obligating Holder to Transfer or cause to be Transferred to any Person any of the Shares. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares other than Parent.

(b)                                 This Agreement has been duly and validly authorized, executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (y) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)                                  The execution, delivery, and performance by Holder of this Agreement will not (i) violate any provision of applicable Law to which such Holder is subject, (ii) violate any Order, judgment, or decree applicable to Holder, or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which Holder is a party or, if Holder is not a natural person, any term or condition of its articles of incorporation, bylaws or comparable organizational or trust documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on Holder’s ability to satisfy its obligations hereunder.

(d)                                 The execution and delivery by Holder of this Agreement does not, and the performance of Holder’s obligations hereunder will not, require Holder to obtain any consent (other than any consent from Holder’s spouse, if any, which consent has been obtained), approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Authority, except such filings and authorizations as may be required under the Exchange Act.

(e)                                  None of the Shares is or will be subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case that is inconsistent with this Agreement. None of the Shares is subject to any pledge or similar agreement.

(f)                                   There is no legal proceeding pending (or, to the knowledge of the Holder, being threatened) against Holder that materially and adversely affects, or could reasonably be expected to materially and adversely affect, the Holder’s ability to consummate any of the transactions contemplated by this Agreement or to perform any of its covenants and agreements under this Agreement. There is no Order to which Holder is subject that materially and adversely affects, or could reasonably be expected to materially and adversely affect, Holder’s ability to consummate any of the transactions contemplated by this Agreement or to perform any of its covenants and agreements under this Agreement.

(g)                                  Holder or its representatives have received and reviewed the Merger Agreement.

(h)                                 Notwithstanding Section 4(g) hereof, Holder has not been involved with the negotiations of, or any other discussions with any third party related to, the transactions contemplated by the Merger Agreement.

(i)                                     Company, Parent, Merger Sub and Holder (in its capacity as a stockholder of the Company and/or signatory to this Agreement) shall not make any public announcements regarding this Agreement and the transactions contemplated hereby that are inconsistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent and Company.  Holder hereby (i) consents to and authorizes the publication and disclosure by Company, Parent and their respective Affiliates of its identity and beneficial ownership of the Shares and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Authority; provided, that Company and Parent shall provide Holder and its counsel reasonable opportunity to review and comment thereon, and shall give reasonable consideration to any such comments, and (ii) agrees promptly to give to Company and Parent any information it may reasonably require for the preparation of any such disclosure documents.  Company and Parent consent to and authorize the publication and disclosure by Holder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Authority to be made by Holder in connection with the Merger; provided, that Holder shall provide Company, Parent and their respective counsel reasonable opportunity to review and comment thereon, and Holder shall give reasonable consideration to any such comments.

5.                                      Representations and Warranties of Parent and the Company.

(a)                                 Parent.

i.                                          Parent hereby represents and warrants to Holder and Company as follows:  Parent has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement.  The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated by this Agreement and the compliance by Parent with the terms of this Agreement have been duly authorized by all necessary action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

ii.                                       The execution, delivery, and performance by Parent of this Agreement will not (i) violate any provision of applicable Law to which Parent is subject, (ii) violate any Order, judgment, or decree applicable to Parent, or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which Parent is a party or any term or condition of its articles of incorporation, bylaws or comparable organizational or trust documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on Parent’s ability to satisfy its obligations hereunder.

iii.                                    The execution and delivery by Parent of this Agreement does not, and the performance of Parent’s obligations hereunder will not, require Parent to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Authority, except such filings and authorizations as may be required under the Exchange Act.

(b)                                 Company.

i.                                          Company hereby represents and warrants to Parent and Holder as follows:  Company has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement.  The execution and delivery of this Agreement by Company, the consummation by Company of the transactions contemplated by this Agreement and the compliance by Company with the terms of this Agreement have been duly authorized by all necessary action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

ii.                                       The execution, delivery, and performance by Company of this Agreement will not (i) violate any provision of applicable Law to which Company is subject, (ii) violate any Order, judgment, or decree applicable to Company, or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which Parent is a party or any term or condition of its articles of incorporation, bylaws or comparable organizational or trust documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on Company’s ability to satisfy its obligations hereunder.

iii.                                    The execution and delivery by Company of this Agreement does not, and the performance of Company’s obligations hereunder will not, require Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Authority, except such filings and authorizations as may be required under the Exchange Act.

6.                                      Termination.  This Agreement shall terminate automatically and shall have no further force and effect as of the earlier to occur of (a)  the termination of the Merger Agreement in accordance with the terms and provisions thereof and (b) the Outside Date (the earlier of such dates, the “Expiration Date”), provided, that each of Section 8 and Section 9 shall survive until fully performed in accordance with its terms.

7.                                      Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary,  (a) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a beneficial owner of the Shares and (b) nothing in this Agreement shall be construed to limit or affect Holder, or any Affiliate or designee of Holder, who serves as a member of the Company Board or as an officer of the Company in acting in his or her capacity as an officer or director of the Company and exercising his or her fiduciary duties and responsibilities in such capacity.

8.                                      Further Assurances. Holder shall execute and deliver such additional documents as may be necessary to effect the transactions contemplated by this Agreement. Holder shall not take any other action that would in any material way restrict, limit or interfere with the performance of Holder’s obligations hereunder or the transactions contemplated hereby.

9.                                      Miscellaneous.

(a)                                 Amendments and Waivers.  Any term of this Agreement may be amended or waived with the written consent of the parties hereto or their respective successors and assigns.  Any amendment or waiver effected in accordance with this Section 9(a) shall be binding upon the parties and their respective successors and assigns.

(b)                                 Governing Law; Venue.

i.                                          All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

ii.                                       Each of the parties hereto hereby (a) irrevocably and unconditionally consents to submit itself to the sole and exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, the Superior Court of the State of Delaware (or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware) (collectively, the “Delaware Courts”) in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, (b) waives any objection to the laying of venue of any such litigation in any of the Delaware Courts, (c) agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum and agrees not otherwise to attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (d) agrees that it will not bring any action, suit, or proceeding in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, in any court or other tribunal, other than any of the Delaware Courts.  All actions and proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, including the Merger, shall be heard and determined in the Delaware Courts.

iii.                                    Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9(b)i in any such proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9(e).  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(c)                                  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)                                  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via facsimile or e-mail or (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice); provided, that should any such delivery be made by facsimile or e-mail, the sender shall also send a copy of the information so delivered on or before the next Business Day by a nationally recognized overnight courier.

(f)                                   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)                                  No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares.  All rights, ownership and economic benefit of and relating to the Shares and any New Shares shall remain vested in and belong to Holder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority with respect to Holder in the voting of any Shares or New Shares, except as specifically provided herein and in the Merger Agreement.

(h)                                 Specific Performance.  Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause the Company, Parent and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Company or Parent, as applicable, shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

(i)                                     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(i).

(j)                                    Expenses. Parent shall pay the reasonable out-of-pocket costs and expenses incurred by the Holder, including the reasonable fees, charges, and disbursements of counsel for the Holder, in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereby, in an amount not to exceed $75,000 in the aggregate. Parent shall pay to Holder $35,000 of such costs and expenses reasonably promptly following the date hereof, with the balance to be paid by Parent to Holder in connection with the consummation of the Merger or valid termination of the Merger Agreement. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

(k)                                 Indemnification.

i.                                          Company (the “Indemnifying Party”) covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to indemnify and hold harmless Holder and Holder’s trustees, beneficiaries, representatives and advisors (each, an “Indemnified Party”), from and against any and all Losses incurred in connection with, arising out of or resulting from any claims, demands, actions, proceedings or investigations (collectively, “Actions”) relating to the transactions contemplated by the Merger Agreement or  this Agreement (including any Actions brought by any of the stockholders, directors, officers or employees of any of Parent or Company relating thereto).  For purposes of this Section 9(k), “Losses” means any loss (including disgorgement of consideration), liability, cost, damage or expense (including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts) related to an Action for which an Indemnified Party is entitled to indemnification pursuant to this Agreement; provided, however, that any diminution in the value of the capital stock of the Company will not constitute a Loss.

ii.                                       Notwithstanding anything herein to the contrary, the Indemnifying Party will not be obligated to provide indemnity hereunder to any Indemnified Party with respect to any Losses which (x) result from such Indemnified Party’s willful misconduct or gross negligence or (y) result primarily from any breach of any representation or warranty of such Indemnified Party contained in this Agreement or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement.

iii.                                    The Indemnifying Party will indemnify the Indemnified Parties pursuant to this Section 9(k) regardless of whether such Losses are incurred prior to or after the Effective Time.  The indemnification provided pursuant to this Section 9(k) is in addition to, and not in derogation of, the rights of any Indemnified Party under Section 9(j), any other rights an Indemnified Party may have under applicable law, the certificate of incorporation or bylaws of the Company, or pursuant to any contract, agreement or arrangement; provided, however, that Losses will not be duplicated.

iv.                                   Promptly after the receipt by any Indemnified Party of notice of any Action that is or may be subject to indemnification hereunder (each, an “Indemnifiable Claim”) (and in no event more than ten Business Days after the Indemnified Party’s receipt of written notice of such Indemnifiable Claim), such Indemnified Party shall give written notice thereof to the Indemnifying Party, which notice will include, to the extent known, the basis for such Indemnifiable Claim and copies of any pleadings or written demands relating to such Indemnifiable Claim and, promptly following request therefor, shall provide any additional information in respect thereof that the Indemnifying Party may reasonably request; provided, however, that (x) any delay in giving or failure to give such notice will not affect the obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is actually prejudiced as a result of such delay in or failure to notify and (y) no such notice shall be required to be given to the Indemnifying Party to the extent that the Indemnifying Party or any of its respective Affiliates is a party to any such Indemnifiable Claim.

v.                                      Subject to Section 9(k)(vi) and Section 9(k)(vii), the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of any Indemnifiable Claim in respect of an Action commenced or made by a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third Party Indemnifiable Claim”) so long as, within ten calendar days after the receipt of notice of such Third Party Indemnifiable Claim from the Indemnified Party (pursuant to Section 9(k)(iv)), the Indemnifying Party:  (x) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 9(k) are applicable, subject only to the limitations set forth in this Agreement, to such Third Party Indemnifiable Claim and that the Indemnifying Party will indemnify such Indemnified Party in respect of such Third Party Indemnifiable Claim to the extent required by this Section 9(k), and (y) notify such Indemnified Party in writing that the Indemnifying Party will assume the control of the defense thereof.  Following notification to such Indemnified Party of the assumption of the defense of such Third Party Indemnifiable Claim, the Indemnifying Party shall retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third Party Indemnifiable Claim.  If the Indemnifying Party so assumes the defense of any such Third Party Indemnifiable Claim in accordance herewith, subject to the provisions of clauses (iv) through (vi) of this Section 9(k), (A) the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of such Third Party Indemnifiable Claim and such Indemnified Party shall cooperate (subject to the Indemnifying Party’s agreement to reimburse such Indemnified Party for all reasonable out-of-pocket expenses incurred by such Indemnified Party in connection with such cooperation) with the Indemnifying Parties in any manner that the Indemnifying Party reasonably may request in connection with the defense, compromise or settlement thereof (subject to the last sentence of this Section 9(k)(v)), and (B) such Indemnified Party shall have the right to employ separate counsel selected by such Indemnified Party and to participate in (but not control) the defense, compromise or settlement thereof and the Indemnifying Party shall pay the reasonable fees and expenses of one such separate counsel, and, if reasonably necessary, one local counsel.  No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed to assume the defense thereof as contemplated in this Section 9(k)(v), in which case such Indemnified Party will be entitled to control the defense, compromise or settlement thereof at the expense of the Indemnifying Party.  Without the prior written consent of each of the Indemnified Parties who are named in the Action subject to the Third Party Indemnifiable Claim (which consent shall not be unreasonably withheld, delayed or conditioned), the Indemnifying Party will not settle or compromise or consent to the entry of judgment with respect to any Indemnifiable Claim (or part thereof) unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Parties, (y) does not include any admission of wrongdoing on the part of such Indemnified Parties and (z) does not enjoin or restrict in any way the future actions or conduct of such Indemnified Parties.

vi.                                   Notwithstanding Section 9(k)(v), an Indemnified Party, at the expense of the Indemnifying Party, (x) shall, subject to the last sentence of this Section 9(k)(vi), be entitled to separately control the defense, compromise or settlement of any Third Party Indemnifiable Claim as to such Indemnified Party if, in the judgment of counsel to the Indemnified Party, there exists any actual conflict of interest relating to the defense of such Action between the Indemnifying Party and one or more Indemnified Parties and (y) shall be entitled to assume control of the defense, compromise and settlement of any Third Party Indemnifiable Claim as to which the Indemnifying Party have previously assumed control in the event the Indemnifying Party are not timely and diligently pursuing such defense.  No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any Action with respect to which it controls the defense thereof pursuant to this Section 9(k)(vi) and for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

vii.                                In all instances under this Section 9(k) where the Indemnifying Party has agreed to pay the fees, costs and expenses of the Indemnified Parties, such fees, costs and expenses shall be reasonable.  The parties agree to cooperate and coordinate in connection with the defense, compromise or settlement of any Indemnifiable Claims.

viii.                             In addition to (but without duplication of) the Indemnified Party’s right to indemnification as set forth in this Section 9(k), if so requested by an Indemnified Party, the Indemnifying Party shall also advance to such Indemnified Party (within ten Business Days of such request) any and all reasonable fees, costs and expenses incurred by an Indemnified Party in accordance with this Section 9(k) in connection with investigating, defending, being a witness in or participating in (including any appeal), or preparing to defend, be a witness in or participate in, any Indemnifiable Claim, including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts (an “Expense Advance”).

ix.                                   Holder agrees that it will repay Expense Advances made to it (or paid on its behalf) by the Indemnifying Party pursuant to this Section 9(k) if it is ultimately finally determined by a court of competent jurisdiction that it is not entitled to be indemnified pursuant to this Section 9(k).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date first above written.

GREAT DANE PARENT, LLC

By:	/s/ Stephen Jeschke
Name:	Stephen Jeschke
Title:	Vice President and Secretary

Address:
c/o GTCR, LLC
300 North LaSalle, Suite 5600
Chicago, Illinois 60654
Telephone:
Facsimile:
Attention:	Mark M. Anderson
Stephen J. Jeschke
Cameron T. Rouzer

Address:

c/o Sycamore Partners Management, L.P.
9 West 57th Street, 31st Floor
New York, New York 10019
Telephone:
Attention:	Stefan Kaluzny
Peter Morrow
Facsimile:
E-mail:

Solely for purposes of Sections 4, 5 and 9 of this Agreement

COMMERCEHUB, INC.

By:	/s/ Francis Poore
Name:	Francis Poore
Title:	President and Chief Executive Officer

Address:
c/o CommerceHub, Inc.
201 Fuller Road, 6th Floor
Albany, NY 12203
Telephone:
Attention: General Counsel
Email:

“HOLDER”
MALONE CHUB 2017 CHARITABLE REMAINDER UNITRUST

By:	/s/ John C. Malone
Name:	John C. Malone
Title:	Trustee

Holder’s Address for Notice:

c/o Liberty Media Corporation
12300 Liberty Blvd., 2nd Floor
Englewood, Colorado 80112
Attn: Marty Flessner
Facsimile:

Shares owned of record:		Beneficially owned shares:

Class of Shares	Number	Class of Shares	Number

		Company Series A Common Stock	101,164

		Company Series B Common Stock	659,081

		Company Series C Common Stock	1,430,492